MiMedx Second Quarter of 2016 Revenue Exceeds
Upper End of Guidance Range

$57.3 MILLION Q2 2016 REVENUE IS 26% INCREASE OVER Q2 2015

Marietta, Georgia, July 11, 2016, (PR Newswire) -- MiMedx Group, Inc. (NASDAQ: MDXG), the leading regenerative medicine company utilizing human amniotic tissue and patent-protected processes to develop and market advanced products and therapies for the Wound Care, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic, and Dental sectors of healthcare, announced today its revenue results for the second quarter of 2016.

Second Quarter 2016 Revenue Highlights:

•	Q2 2016 revenue exceeds $57.0 upper end of guidance

•	Q2 2016 revenue of $57.3 Million is a 26% increase over Q2 2015 revenue

•	Wound Care revenue from commercial accounts exceeds Company expectations

•	Surgical, Sports Medicine and Orthopedics (SSO) has robust revenue growth

The Company recorded record revenue for the 2016 second quarter of $57.3 million, an $11.6 million or 26% increase over 2015 second quarter revenue of $45.7 million. For the six months ended June 30, 2016, the Company recorded record revenue of $110.7 million, a $24.3 million or 28% increase over revenue of $86.4 million recorded in the same period of 2015.

Parker H. “Pete” Petit, Chairman and CEO, said, “We are very pleased with our second quarter revenue growth, especially with the fact that our wound care revenue from commercial accounts well exceeded our expectations. We are also pleased with the very robust quarter-over-quarter revenue growth from our SSO accounts. The better than anticipated growth in our commercial wound care revenue is evidence that the issues that the Company faced in the first quarter due the installation of our new sophisticated Sales Management System (“SMS”) and the implementation of our new sales management structure for our field sales organization are behind us. Most importantly, we believe this quarter’s results demonstrate that the effects of the SMS and sales organization structural changes are beginning to produce the sales productivity improvements we desire.”

“We have aggressive growth objectives for our SSO revenue each quarter of this year, and we believe the strong SSO performance this quarter was on track to meet our 2016 growth goal for the SSO sales channel. Moreover, the second quarter’s results were particularly gratifying as the expected dividends from our new SMS and our more efficient organizational structure for our sales force became evident,” commented Bill Taylor, President and COO.

Petit added, “We gained significant positive momentum during the quarter and believe it should continue throughout the year.”

The Company announced today that its results for the second quarter ended June 30, 2016, will be released before the opening of the market on Tuesday, July 26, 2016. The Company also announced that it will provide guidance for the third quarter of 2016 in this quarterly earnings release. At this point, the Company continues to affirm its most recent published revenue guidance for full year 2016.

With respect to the MiMedx second quarter 2016 earnings release, the Company will host a live broadcast of its second quarter conference call on Tuesday, July 26, 2016 at 10:30 a.m. eastern time. A listen-only simulcast of the MiMedx conference call will be available online at the Company’s website at www.mimedx.com. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. The replay can also be found on the Company’s website at www.mimedx.com.

About MiMedx

MiMedx® is an integrated developer, processor and marketer of patent protected and proprietary regenerative biomaterial products and bioimplants processed from human amniotic membrane and other birth tissues and human skin and bone. “Innovations in Regenerative Biomaterials" is the framework behind our mission to give physicians products and tissues to help the body heal itself. Our six biomaterial product families include: dHACM family with AmnioFix® and EpiFix® brands, Amniotic Fluid family with OrthoFlo brand, Umbilical family with EpiCord™ and AmnioCord™ brands, Placental Collagen family with CollaFix™ and AmnioFill™ brands, Bone family with Physio® brand, and Skin family with AlloBurn™ brand. AmnioFix and EpiFix are our tissue technologies processed from human amniotic membrane derived from donated placentas. Elected in advance of delivery through our donor program, a mother delivering a healthy baby via scheduled full-term Caesarean section birth may donate the placenta in lieu of having it discarded as medical waste. We process the human amniotic membrane utilizing our proprietary PURION® Process, to produce a safe and effective implant. MiMedx is the leading supplier of amniotic tissue, having supplied over 600,000 allografts to date for application in the Wound Care, Burn, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic and Dental sectors of healthcare. Recently introduced OrthoFlo is an amniotic fluid derived allograft for homologous use. Amniotic fluid is donated by a consenting mother delivering a full-term healthy baby by scheduled Caesarean section. AmnioFill is a placental matrix comprised of placental extracellular matrix (ECM) disc tissue, bioactive amnion and chorionic membrane tissue and umbilical cord tissue. Through the recent acquisition of Stability Biologics, our newest proprietary platforms include Physio, a unique bone grafting material comprised of 100% bone tissue with no added carrier, thus maximizing bone forming potential, a demineralized bone matrix (DBM) to complement our product portfolio offerings within the Orthopedic market and AlloBurn, a skin product for burns. CollaFix, our next brand in our Placental Collagen family we plan to commercialize, is our collagen fiber technology, developed with our patented cross-linking polymers, designed to mimic the natural composition, structure and mechanical properties of musculoskeletal tissues in order to augment their repair. CollaFix is the only biological, biodegradable, biomimetic technology that matches human tendon in strength and stiffness. The Company’s wholly-owned subsidiary, Stability Biologics, LLC, is accredited by the American Association of Tissue Banks (AATB) and registered with the FDA. The Company distinguishes its revenue in two primary regenerative medicine specialties of “Wound Care” and “SSO.” The Company defines SSO as surgical, sports medicine and orthopedics with spinal procedures included in orthopedics and abdominal, and lower pelvic procedures included in surgical.

Safe Harbor Statement

This press release includes statements that look forward in time or that express management's beliefs, expectations or hopes. Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the Company’s financial expectation for the quarter and full year; that better than anticipated growth in commercial wound care revenue is evidence that the issues that the Company faced in the first quarter due to the installation of its new SMS, as well as the implementation of a new sales management structure for the field sales organization, have been overcome; that the quarter’s results demonstrate that the effects of the SMS system and sales organization structural changes are beginning to produce sales productivity improvements; that the strong SSO performance this quarter is on track to meet the 2016 growth goal for the SSO sales channel; and that the Company believes the quarter’s positive momentum will continue throughout the rest of the year. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that the Company’s revenue may not grow as expected or may decline; even if revenue is achieved, the Company may not be able to achieve its projected earnings and profitability metrics; that the issues related to the SMS and new sales management structural changes for sales may not be producing sales productivity improvements as believed; sales productivity improvements may be due to other factors; the strong SSO performance this quarter may not continue for the remainder of the year to meet that channel’s growth goal; the positive financial performance from the quarter may not continue through the remainder of the year, and the risk factors detailed from time to time in the Company's periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2015 and its most recent 10Q filing. By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

Investor Contact:
COCKRELL GROUP
Rich Cockrell
877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com